                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT

            THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of April 29, 2005, by and among Triad Holdings, LLC, a Delaware limited liability company (the "LLC"), Triad Holdings Inc., a Delaware corporation and wholly owned subsidiary of the LLC ("Triad Holdings"), Triad Financial Corporation, a California corporation and successor by merger to Triad Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Triad Holdings ("Triad," and together with Triad Holdings, the "Companies"), Hunter's Glen/Ford Ltd., a Texas limited partnership ("HGF"), and the other persons and entities listed on the Schedule of Purchasers attached hereto (the "Purchasers"). Certain definitions are set forth in Section 11 of this Agreement.

            WHEREAS, the LLC and the Companies desire to receive financial and management consulting services from HGF, and obtain the benefit of the experience of HGF in business and financial management generally and its knowledge of the Companies and the Companies' financial affairs in particular, and HGF desires to provide such services to the Companies on the terms set forth herein.

            WHEREAS, the LLC wishes to sell, and the Purchasers desire to purchase, 65,408 Common Units of the LLC (the "Common Units") hereunder.

            WHEREAS, the execution and delivery of this Agreement by the LLC, the Companies and the Purchasers is a condition to the purchase of Preferred Units and Common Units by the Investors pursuant to the Unit Purchase Agreement of even date herewith among the LLC, HGF and certain affiliates of each of GTCR Golder Rauner, L.L.C. and Goldman, Sachs & Co.

            NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Purchasers, the LLC and the Companies hereby agree as follows:

            1. Engagement. The LLC and the Companies hereby engage HGF as a financial and management consultant, and HGF hereby agrees to provide financial and management consulting services to the LLC and the Companies, all on the terms and subject to the conditions set forth below.

            2. Services of HGF. HGF shall provide Gerald J. Ford to serve as the Chief Executive Officer of the LLC and Executive Chairman of the Companies, as long as Mr. Ford is in sufficiently good physical and mental health to serve in such capacity. Mr. Ford's responsibilities will include setting corporate strategy, overseeing the performance of the Companies' Chief Executive Officer, naming senior executives of the Companies (other than the Chief Executive Officer, who will be named and approved by the boards of directors of the Companies (collectively, the "Board")), and recommending compensation of such executives to the Board. In addition, HGF will meet with the Companies regularly, monitor their performance, and work with and advise Companies management on strategy and operational issues.

            3. Personnel. HGF shall provide and devote to the performance of this Agreement such partners, employees and agents of HGF as HGF shall deem appropriate for the furnishing of the services required hereby; provided that in any event (i) HGF shall provide Gerald J. Ford to serve as the Chief Executive Officer of the LLC and Executive Chairman of the Companies as long as Mr. Ford is in sufficiently good physical and mental health to serve in such capacity, and (ii) HGF shall provide Carl Webb and Randy Staff to furnish a portion of the services required hereby, and/or provide such other individuals who, in Mr. Ford's reasonable opinion, possess qualifications and capabilities that are comparable to those of Messrs. Webb and Staff. In the event that none of Messrs. Ford, Webb and Staff are available to serve as provided herein, HGF shall, within 90 days of the last date any of Messrs. Ford, Webb and Staff are available to serve as provided herein, promptly provide other individuals to serve in such roles for the furnishing of the services required hereby. If holders of the Required Interest (as defined in the LLC Agreement) determine reasonably and in good faith, and by written resolution, that such individuals do not possess qualifications and capabilities that are comparable to those of Messrs. Webb and Staff, then the holders of the Required Interest shall have the right to terminate this Agreement by providing written notice of such termination to HGF.

            4. Management Fee and Expense Reimbursement.

            (a) Commencing as of the date of the closing of the transactions contemplated by the Acquisition Agreement (the "Closing Date"), the Companies shall, jointly and severally, pay to HGF a management fee equal to $1,500,000 per annum, payable monthly in arrears on the last day of each month, commencing with the month during which the Closing Date occurs, with the monthly payment for the month in which such closing occurs being pro rated for the number of days between the Closing Date and the end of such month.

            (b) The Companies shall, jointly and severally, promptly reimburse HGF for all reasonable travel expenses and other travel related out-of-pocket fees and expenses as have been or may be incurred by HGF, its partners, officers, employees and related persons, in connection with the rendering of any services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings).

            5. Term.

            (a) Sections 1 through 4 of this Agreement will continue from the date hereof until terminated by HGF or the LLC upon not less than 90 days' prior NOTICE to the other party (the "Service Period"); provided however that the Service Period shall end immediately upon a closing of the buy/sell right set forth in Section 10.5 of the LLC Agreement in which HGF sells all of its Units (an "HGF Sale Closing"). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the LLC's or the Companies' obligations with respect to the fees, costs and expenses incurred by HGF in rendering services hereunder and not reimbursed by the LLC or the Companies as of the effective date of such termination.

            (b) In the event of (x) a termination of the Service Period by HGF following the occurrence of any event described in clauses (ii), (iii) or (iv) of the definition of "Triggering Event" in the LLC Agreement that is not cured within 30 days after the LLC's receipt of notice thereof by HGF, (y) a termination of the Service Period by the LLC (other than for Cause (as defined below) or pursuant to the last sentence of Section 3 above) or (z) a termination of the

Service Period upon an HGF Sale Closing, then the LLC will continue to pay to HGF the fees referred to in Section 4(a) above through the fifth anniversary of the date of this Agreement, or through the first anniversary of the termination of the Service Period, if later.

            (c) In the event of a termination of the Service Period by the LLC for Cause or pursuant to the last sentence of Section 3 above, the LLC will continue to pay to HGF the fees referred to in Section 4(a) above through the first anniversary of the termination of the Service Period. "Cause" shall deemed to exist if, without the prior written consent of the LLC, (i) HGF fails to perform in all material respects its obligations pursuant to Section 2 of this Agreement, or (ii) Gerald J. Ford is employed by, actively consults with, is a director of, or controls or owns a direct or indirect majority interest in, any business or enterprise (other than the Companies and their affiliates) whose primary business is non-prime lending for new and late model used automobiles; provided that Cause shall not be deemed to exist unless and until HGF has received written notice from the LLC specifying the acts or omissions that constitute Cause and HGF has failed to cure such acts or omissions within 30 days after receipt of such notice.

            (d) Notwithstanding the foregoing, but subject to the second sentence in Section 5(a) above, the LLC will not be obligated to continue to pay to HGF the fees referred to in Section 4(a) above from and after the occurrence of (i) a Sale of the Company (as defined in the LLC Agreement), or (ii) a Qualified IPO (as defined in the LLC Agreement).

            6. Indemnification. As part of the consideration for the agreement of HGF to furnish its services under this Agreement, the LLC and the Companies hereby jointly and severally agree to indemnify and hold harmless HGF and its affiliates and the respective managing directors, officers, directors, investors, shareholders, members, partners, employees and agents of, and persons controlling, HGF or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and each of their respective successors and assigns (collectively, the "indemnified persons") from and against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by HGF pursuant to the terms of this Agreement, or HGF's role in connection therewith; provided, however, that the LLC and the Companies shall not be responsible for any claims, liabilities, expenses, losses and damages to the extent that it is finally judicially determined that they result primarily from actions taken or omitted to be taken by HGF or an indemnified person in bad faith or due to HGF's or an indemnified person's gross negligence or willful misconduct. If for any reason (other than the bad faith, gross negligence or willful misconduct of HGF or an indemnified person as provided above) the foregoing indemnity is unavailable to the indemnified persons or insufficient to hold the indemnified persons harmless, then the LLC and the Companies shall contribute to the amount paid or payable by the indemnified persons as a result of such claim, liability, expense, loss or damage in such proportion as is appropriate to reflect not only the relative benefits received by the LLC and the Companies on the one hand and HGF on the other, but also the relative fault of the LLC and the Companies and HGF and the indemnified persons, as well as any relevant equitable considerations, subject to the limitation that in any event (other than the bad faith, gross negligence or willful misconduct of HGF or an indemnified person as provided above) HGF's aggregate contribution to all claims, expenses, losses, liabilities and damages shall not exceed the amount of fees actually received by HGF pursuant to this Agreement. Promptly after receipt by HGF or an indemnified person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought against the LLC or the Companies, HGF will notify the LLC and the Companies in writing of the receipt or commencement thereof, but failure to notify the LLC and the Companies will relieve the LLC or the Companies from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses, and will not in any event relieve the LLC or the Companies from any other obligation to any indemnified person. The LLC and the Companies shall promptly assume the defense of such action with counsel approved by HGF (including payment of fees and disbursements of such counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the LLC and the Companies. HGF shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and disbursements of such counsel shall be at the expense of HGF unless employment of such counsel has been specifically authorized by the Board of Managers of the LLC in writing. The LLC and the Companies shall pay the fees and expenses of one separate counsel (plus local counsel if appropriate) for HGF and any other indemnified persons if the named parties to any such action (including any impleaded parties) include the LLC and the Companies (or any of the directors of the LLC and the Companies) and HGF and (i) in the good faith judgment of HGF the use of joint counsel would present such counsel with an actual or potential conflict of interest, (ii) HGF shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the LLC or the Companies (or their managers or directors), or (iii) the LLC or the Companies failed to assume the defense thereof. The LLC and the Companies shall not be liable to indemnify any person for any settlement of any claim or action effected without written consent of the LLC or the Companies, which consent shall not be unreasonably withheld. The Companies and the LLC agree not to enter into any or settlement of any claim (whether or not HGF or any other indemnified party is a formal party to such claim) in respect of which indemnification may be sought hereunder without the prior written consent of HGF (which consent will not be unreasonably withheld), unless such settlement includes an unconditional release of HGF and each indemnified party from all liability arising out of such claim. In addition, the LLC and the Companies hereby agree to reimburse HGF and each other indemnified person for all expenses (including reasonable fees and disbursements of counsel if the LLC and the Companies do not assume the defense of such action) as they are incurred by HGF, or any indemnified person in connection with investigating, preparing or defending any such action or claim. HGF shall have no liability to the LLC or the Companies, any of their respective subsidiaries or affiliates or any of their directors, officers or employees in connection with the services which HGF renders pursuant to this Agreement, except for HGF's bad faith, gross negligence or willful misconduct judicially determined as aforesaid. The indemnification, contribution and expense reimbursement obligation the LLC and the Companies has under this Section 6 shall be in addition to any liability the LLC and the Companies may otherwise have. The provisions of this Section 6 shall survive any termination or completion of the engagement provided by this Agreement.

            7. HGF an Independent Contractor. HGF, the LLC and the Companies agree that HGF shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither HGF nor its directors, officers, or employees shall be considered employees or agents of the LLC or the Companies as a result of this Agreement nor shall any of them have authority pursuant to this Agreement to contract in the name of or bind the LLC or the Companies, except as expressly agreed to in writing by the LLC or the Companies, respectively. The foregoing shall not be construed to limit or affect the authority that Gerald J. Ford or any other person may have in his or her capacity as a manager, officer or director or the LLC, the Companies or any of their affiliates.

            8. Purchase and Sale of Common Units.

            (a) Upon execution of this Agreement, each Purchaser will purchase, and the LLC will sell, the number of Common Units set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1.00 per unit. The LLC will deliver to each Purchaser the certificate(s) representing such Common Units (if the Common Units are in certificated form), and each Purchaser will deliver to the LLC a check or wire transfer of immediately available funds in the aggregate amount set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto as payment for such Common Units, and in any event the LLC will clearly reflect on its books and records that each Purchaser is the holder of such Common Units.

            (b) The Common Units acquired pursuant to Section 8(a) hereof are referred to herein as the "Carried Common Units."

            (c) Within 30 days after the date hereof, each Purchaser will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

            (d) In connection with the purchase and sale of the Carried Common Units, each Purchaser hereby makes the representations set forth in Section 3.1(b) of the LLC Agreement.

            9. Vesting of Carried Common Units.

            (a) The Carried Common Units shall be subject to vesting in the manner specified in this Section 9.

            (b) Except as otherwise provided in this Section 9, the Carried Common Units shall become vested in equal amounts on the last day of each fiscal quarter over a five year period beginning on the last day of the calendar quarter during which the Closing Date occurs (the "Initial Vesting Date") and ending on the fifth anniversary of the Initial Vesting Date, such that 1/20 of the Carried Common Units shall become vested on the Initial Vesting Date and on the last day of each calendar quarter thereafter, if as of each such date the Service Period is still in effect.

            (c) Upon the occurrence of (i) a Sale of the Company, (ii) a Qualified IPO, or (iii) the termination of the Service Period for any reason (other than a voluntary termination by HGF or a termination by the LLC for Cause or pursuant to the last sentence of Section 3 above), all Carried Common Units which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company or the Qualified IPO or the effective date of such termination, as applicable, if the Service Period has been in effect as of immediately before such date. Upon the occurrence of a voluntary termination of the Service Period by HGF, all further vesting of the remaining unvested portion of the Carried Common Units, if any, shall cease. Upon the occurrence of a termination of the Service Period by the LLC for Cause or pursuant to the last sentence of Section 3 above, vesting shall be accelerated by one year such that an additional 1/5 of the Carried Common Units shall immediately vest upon such termination and further vesting with respect to the then remaining unvested portion of the Carried Common Units, if any, shall cease.

            (d) All Carried Common Units that have not vested in accordance with this Section 9 are referred to herein as "Unvested Common Units."

            10. Repurchase Option.

            (a) In the event the Service Period is voluntarily terminated by HGF (the "Voluntary Separation") or terminated by the LLC for Cause or pursuant to the last sentence of Section 3 above, the Unvested Common Units (whether held by any Purchaser or one or more of any Purchaser's transferees, other than the LLC) will be subject to repurchase, in each case by the LLC pursuant to the terms and conditions set forth in this Section 10 (the "Repurchase Option"). There shall be no Repurchase Option with respect to any Carried Common Units which are no longer Unvested Common Units. For the avoidance of doubt, a termination of the Service Period by HGF following the occurrence of any of the events described in clauses (ii), (iii) or (iv) of the definition of "Triggering Event" in the LLC Agreement shall be deemed to not be a "Voluntary Separation."

            (b) In the event of a Voluntary Separation or a termination by the LLC for Cause or pursuant to the last sentence of Section 3 above, the purchase price for each Unvested Common Unit will be the Original Cost for such unit.

            (c) The LLC (with the approval of the Board) may elect to purchase all or any portion of the Unvested Common Units by delivering written notice (the "Repurchase Notice") to the holder or holders of such securities within 90 days after the Voluntary Separation or termination by the LLC for Cause or pursuant to the last sentence of Section 3 above. The Repurchase Notice will set forth the number of Unvested Common Units to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction.

            (d) The closing of the purchase of the Unvested Common Units pursuant to the Repurchase Option shall take place on the date designated by the LLC in the Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of such notice. The LLC will pay for the Unvested Common Units by a check or wire transfer of funds. The LLC will be entitled to receive customary representations and warranties from the sellers regarding such sale.

            11. Definitions.

            "Acquisition Agreement" means the Stock Purchase Agreement, dated as of December 23, 2004, by and among Fairlane Credit LLC, a Delaware limited liability company, Ford Motor Credit Company, a Delaware corporation, Triad Holdings and Triad Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Triad Holdings, pursuant to which Triad Acquisition Corp. will acquire all of the outstanding stock of Triad Financial Corporation, as amended or modified from time to time in accordance with the terms thereof.

            "Carried Common Units" will continue to be Carried Common Units in the hands of any holder other than the Purchasers (except for the LLC), and except as otherwise provided herein, each such other holder of Carried Common Units will succeed to all rights and obligations attributable to a Purchaser as a holder of Carried Common Units hereunder. Carried Common Units will also include equity of the LLC (or a corporate successor to the LLC or a subsidiary of the LLC) issued with respect to Carried Common Units (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the LLC in connection with the incorporation of a corporate successor prior to a Public Offering (as defined in the LLC Agreement) or (iii) by way of a distribution of securities of a subsidiary of the LLC to the members of the LLC. Notwithstanding the foregoing, after any transfer of Unvested Common Units, such Unvested Common Units shall remain Unvested Common Units subject to further vesting in accordance with the terms hereof.

            "LLC Agreement" means the Limited Liability Company Agreement of the LLC, as amended from time to time pursuant to its terms.

            "Original Cost" means, with respect to each Carried Common Unit purchased hereunder, $1.00 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

            12. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties hereto at the addresses indicated below (or at such other address as shall be given in writing by one party to the others):

            If to the LLC:

                     Triad Holdings, LLC
                     200 Crescent Court, Suite 1350
                     Dallas, TX 75201
                     Attention: Chief Executive Officer
                     Telephone: (214) 871-5131
                     Facsimile: (214) 871-5199

            If to a Company:

                     c/o Triad Financial Corporation
                     7711 Center Avenue
                     Huntington Beach, CA 92647
                     Attention: Chief Executive Officer
                     Telephone: (714) 373-8300
                     Facsimile: ______________

            If to a Purchaser:

                     To the address set forth on the Schedule of Purchasers attached hereto.

            If to HGF:

                     Hunter's Glen/Ford Ltd.
                     200 Crescent Court
                     Suite 1350
                     Dallas, TX 75201
                     Attention: Gerald J. Ford
                     Telephone: (214) 871-5131
                     Facsimile: (214) 871-5199

or such other address or to the attention of such other person or entity as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

            13. General Provisions.

            (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (c) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

            (d) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by parties hereto and their respective successors and assigns (including subsequent holders of Carried Common Units); provided, however, that except as expressly provided herein HGF's obligations of performance may not be assigned or delegated by HGF without the written consent of the Board of the LLC, and any such attempted assignment or delegation by HGF without such written consent shall be null and void ab initio.

            (f) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the LLC, the Companies and their respective securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (g) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

            (h) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, whether as a third-party beneficiary or otherwise (other than the indemnified persons in respect of Section 6 hereof).

            (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each of the parties hereto.

            (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the LLC's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

            (k) Reasonable Expenses. The LLC agrees to pay the reasonable fees and expenses of each Purchaser's counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

            (l) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the date first written above.

                                         TRIAD HOLDINGS, LLC

                                         By: /s/ Gerald J. Ford
                                             -----------------------------------
                                         Name: Gerald J. Ford
                                         Its: CEO

                                         TRIAD HOLDINGS INC.

                                         By: /s/ J. Randy Staff
                                             -----------------------------------
                                         Name: J. Randy Staff
                                         Its: CEO

                                         TRIAD FINANCIAL CORPORATION

                                         By: /s/ Mike L. Wilhelms
                                             -----------------------------------
                                         Name: Mike L. Wilhelms
                                         Its: SVP - CFO

                                         HUNTER'S GLEN/FORD LTD.

                                         By: /s/ Gerald J. Ford
                                             -----------------------------------
                                         Name: Gerald J. Ford
                                         Its: General Partner

                                         /s/ Gerald J. Ford
                                         ---------------------------------------
                                         Gerald J. Ford

                                         /s/ J. Randy Staff
                                         ---------------------------------------
                                         J. Randy Staff

                                         /s/ Carl B. Webb
                                         ---------------------------------------
                                         Carl B. Webb

                                         /s/ Donald J. Edwards
                                         ---------------------------------------
                                         Donald J. Edwards

                                                                       EXHIBIT A

                                                              ____________, 2005

                    PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP
                      INTEREST IN GROSS INCOME PURSUANT TO
                   SECTION 83(b) OF THE INTERNAL REVENUE CODE

            On April 29, 2005, the undersigned acquired limited liability company membership interests (the "Membership Interests") in Triad Holdings, LLC, a Delaware limited liability company (the "LLC"), for an aggregate amount of $16,352.00. Pursuant to the Limited Liability Company Agreement of the LLC, the undersigned is entitled to an interest in LLC capital equal to an interest in LLC profits.

            Based on current Treasury Regulation Section 1.721-1(b), Proposed Treasury Regulation Section 1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest to the undersigned is subject to the provisions of Section 83 of the Internal Revenue Code (the "Code"). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code Section 83(b) at the time the undersigned acquired the Membership Interest.

            Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2005 the excess (if any) of the value of the Membership Interest on April 29, 2005 over the purchase price thereof.

            The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1.    The name, address and social security number of the undersigned:

            ____________________
            ____________________
            ____________________
            ____________________

2. A description of the property with respect to which the election is being made: Membership Interests in the LLC entitling the undersigned to an interest in the LLC's capital equal to approximately 1.64% of the LLC's profits after return of capital and preferred yield to the holders of preferred equity interests of the LLC.

3. The date on which the Membership Interest was transferred: April 29, 2005. The taxable year for which such election is made: 2005.

4. The restrictions to which the property is subject: If the undersigned ceases to be retained by the LLC or any of its subsidiaries due to voluntary separation by the undersigned or termination by the LLC for cause, the unvested portion of the units will be subject to repurchase by the LLC at cost.

5. The fair market value on April 29, 2005 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $16,352.00.

6.    The amount paid or to be paid for such property: $16,352.00.

                                    * * * * *

            A copy of this election is being furnished to the LLC pursuant to Treasury Regulation Section 1.83-2(e)(7). A copy of this election will be submitted with the 2005 federal income tax return of the undersigned pursuant to Treasury Regulation Section 1.83-2(c).

            Dated:  __________, 2005

                                         ___________________________________
                                         Name: _____________________________